SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report:   December 29, 1998

                              WELDOTRON CORPORATION


               (Exact name of Registrant as specified in its charter)

NEW JERSEY                                   22-1602728
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(State or other jurisdiction of              (IRS Employer Identification  No.)
 incorporation of organization)

Commission File Number 1-8381

111 Chimney Rock Road
Bridgewater, New Jersey                                 08807
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(Address of Principal Exec. Offices)                    (Zip Code)

Registrant's Telephone Number, Including Area Code      (732) 748-4600
                                                        --------------
Item 5.     Other Events.
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As reflected in the Company's  most recent Form 10-K,  filed with the Securities and Exchange Commission on October 6, 1998, and its Form 8-K filed with the Securities and Exchange Commission on November 4, 1998, the Company had suffered recurring losses from operations, had significant deficiencies in working capital and net assets, and was delinquent in paying its liabilities, all of which were indicated in the filings as raising substantial doubt about the Company's ability to continue as a going concern.

With no sources of financing, and given the lack of availability under its existing line of credit, the Company has determined that it is unable to continue operations. The Company is cooperating with Business Alliance Capital Corporation of Princeton, New Jersey, its senior lender, to effect a wind-down of the operations of the Company and an orderly liquidation of its domestic assets. The senior lender, in an effort to satisfy its secured claims, authorized an auction of remaining equipment, tools, fixtures and furniture which was conducted on November 18, 1998. In addition, the senior lender, after taking peaceful possession of the domestic assets, entered into an arms-length sale of the remaining assets including trademarks, use of Patents, trade name, etc. to a third party. All proceeds have been utilized to satisfy employee claims or the secured claims of the senior lender. All employees have been terminated and the Company is no longer conducting its former domestic business. At present, it is not anticipated that proceeds from such transactions will be sufficient to cover the secured claims of the senior lender.

                                S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             WELDOTRON CORPORATION
                                             Registrant


                                             By:   /s/William L. Remley
                                             --------------------------
                                                   William L. Remley
                                                   President
Date: December 29, 1998